Exhibit 10.2

Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission. Such portions have been omitted in reliance on a request for confidential treatment.

AIRCRAFT LEASE AGREEMENT (MSN [_____]), dated February 21, 2014 (this “Aircraft Lease Agreement”), between:

(1)
WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION, not in its individual capacity but solely as owner trustee, whose registered office is at 260 North Charles Lindbergh Drive, Salt Lake City, UT 84116, USA (“Lessor”), and

(2)	LATAM AIRLINES GROUP S.A., a sociedad anónima incorporated under the laws of Chile whose registered office is at Av. Presidente Riesco 5711, 20th floor, Las Condes, Santiago, Chile (“Lessee”).
RECITAL:
Lessee has entered into the Aircraft Lease Shared Terms, dated on or about the date hereof (as previously amended and as amended in the future, the “ALST”) which is incorporated by reference in this Aircraft Lease Agreement.
Lessor and Lessee desire that Lessee lease the Aircraft from Lessor upon the terms and conditions of this Aircraft Lease Agreement.
AGREEMENT:
The parties hereto agree as follows:
SECTION 1.    DEFINITIONS
1.1    Definitions
The following terms will have the following meanings:
“AD Amortization Period” means [****] months.
“AD Threshold Amount” means US$[****].
“Agreed Insurance Deductible Amount” means US$1,000,000.
“Agreed Liability Coverage Amount” means US$1,000,000,000.
“Agreed Insurance Value” means the amount set forth on the Acceptance Certificate, reducing by 3% of the then current amount on each annual insurance renewal after the first anniversary of the Delivery Date.
“Airframe Manufacturer” means The Boeing Company.
“Airframe Manufacturer Model” means an Airframe Manufacturer 777-300ER.
“Approved Permitted Air Carrier” means any carrier listed on Exhibit D to this Aircraft Lease Agreement.
“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for business in Santiago, São Paulo and New York.
“Commitment Fee Amount” means US$[****].
“Compliance Authority” means the FAA.

LATAM MSN [_____]    -1-

“Damage Notice Threshold” means US$2,000,000.
“Delivery Location” means a location to be mutually agreed by Lessor and Lessee.
“End of Lease Rent Rebate” means US$[****].
“Engine Basic Shop Visit” means, with respect to each Engine, any shop visit that (1) fully restores such Engine’s performance and service life using a workscope defined in accordance with recommendations and soft time limits of the then current version of the Engine Manufacturer’s workscope planning guide, such that such Engine can reasonably be expected (as determined by the Engine Manufacturer if Lessor and Lessee fail to agree) to run for the average meantime between performance restorations (based on Engine Manufacturer data) for engines of the same model as the Engine; and (2) results in a minimum life remaining on each Life-Limited Part in such Engine of 3,500 Engine Flight Cycles.
“Engine Manufacturer” means General Electric Company.
“Engine Manufacturer Model” means Engine Manufacturer model GE90-115B.
“Engine Thrust Limit” means 115,000 pounds.
“Final Delivery Date” means April 30, 2014, or such later date as Lessor and Lessee may agree in writing.
“Financing Party” means (1) each Person, if any, providing debt or equity financing or refinancing related to the Aircraft and (2) the Security Trustee, if any, in each case as notified to Lessee from time to time.
“General Indemnitee” means Lessor, Owner, Participant, Trust Company, Servicer, each Financing Party, and the successors and permitted transferees and assigns of each of the foregoing, and the directors, officers, corporate stockholders, partners, employees, contractors, servants and agents of each of the foregoing.
“Initial Sublessee” means TAM Linhas Aéreas S.A.
“Initial Sublease” means the sublease agreement between Lessee and the Initial Sublessee with respect to the Aircraft.
“Initial Subordination Agreement” means the subordination agreement among Lessor, Lessee and the Initial Sublessee with respect to the Initial Sublease.
“Insured Party” means each General Indemnitee.
“Lease Term Expiry Date” means [__________], and if such day is not a Business Day then the Lease Term—Expiry Date will be the next succeeding Business Day.
“Lessee Jurisdiction” means Chile.
“Lessor Guarantor” means Aircastle Holding Corporation Limited.
“Lessor Guarantor Net Worth” means US$[****].
“Lessor Jurisdiction” means Utah.
“Maintenance Amount—Adjustment Table” means the following tables:

LATAM MSN [_____]    -2-

First-Run
Hour-to-Cycle Ratio	4:1	5:1	6:1	7:1	8:1	9+:1
Maintenance Amount	[****]	[****]	[****]	[****]	[****]	[****]
Half-Time Interval (FH)	[****]	[****]	[****]	[****]	[****]	[****]

Mature
Hour-to-Cycle Ratio	3:1	4:1	5:1	6:1	7:1	8:1	9+:1
Maintenance Amount	[****]	[****]	[****]	[****]	[****]	[****]	[****]
Half-Time Interval (FH)	[****]	[****]	[****]	[****]	[****]	[****]	[****]
“Maintenance Amount—Airframe” means US$[****].
“Maintenance Amount—APU” means US$[****].
“Maintenance Amount—Assumed Hour-to-Cycle Ratio” means 8:1.
“Maintenance Amount—Engine Overhaul” means (a) for the purposes of part (a) of Section 3.3(2) below, (i) if the relevant Engine has not previously undergone an Engine Basic Shop Visit, US$[****] and (ii) if the relevant Engine has previously undergone an Engine Basic Shop Visit, US$[****], and (b) for the purposes of part (b) of Section 3.3(2) below, US$[****].
“Maintenance Amount—Escalation Rate” means [****]% per annum.
“Maintenance Amount—Escalation Base Date” means January 1, 2013.
“Maintenance Amount—Landing Gear” means US$[****].
“Mortgage Release” means the mortgage release in relation to the existing Brazilian mortgage over the Aircraft registered with the RAB.
“Net Worth Threshold” means US$[****].
“Other Lease Agreement” means each of the aircraft lease agreements entered into between an Affiliate of Lessor, as lessor, and Lessee, as lessee, with respect to the aircraft bearing manufacturer’s serial numbers [_____].
“Owner” means Lessor or any Person to which it transfers its interest in the Aircraft in accordance with the Operative Documents. At the date of execution of this Aircraft Lease Agreement, Owner is Lessor.
“Owner Consent” means the Owner’s consent to the registration of the Aircraft in Brazil.
“Participant” means Aircastle Investment Holdings 2 Limited or any Person to which it transfers its interest in Owner in accordance with the Operative Documents.
“Purchase Agreement” means the purchase agreement dated on or about the date hereof between Lessee and Owner with respect to the Aircraft.
“Purchase Price” is defined in Schedule 1 to the Purchase Agreement.
“RAB” means the Brazilian Aeronautical Registry.

LATAM MSN [_____]    -3-

“Rent Payment Date” means (i) the Delivery Date and (ii) the day which corresponds to the Delivery Date in each month during the Lease Term after the month in which the Delivery Date occurs (or if there is no such corresponding day in any such month, the last day of such month).
“Rent—Periodic Amount” means US$[****]. Such amount will be prorated for partial months.
“Return Location” means a maintenance facility in Brazil or Chile, or otherwise as mutually agreed by Lessor and Lessee, each acting reasonably. For the avoidance of doubt, in the event that Lessor requests a Return Location other than Brazil or Chile, Lessor shall reimburse Lessee for the cost of ferrying the Aircraft to such location.
“Scheduled Delivery Date” means [__________] or such other date as Lessor and Lessee may agree in writing.
“State of Registration” means, initially and subject to Section 5.2(2), Brazil.
“Tax Indemnitee” means Lessor, Owner, Participant and any successor, permitted transferee or permitted assign of any of the foregoing and any Person that is a member of a group that files a consolidated or combined tax return that includes Lessor or Participant.
“Trust Company” means Wells Fargo Bank Northwest, National Association, in its individual capacity and any assignee or successor thereof.
Capitalized terms used but not defined in this Aircraft Lease Agreement are defined in the ALST.
1.2    Construction
This Aircraft Lease Agreement is an “Aircraft Lease Agreement” for purposes of the ALST and is an Operative Document.
SECTION 2.    COMMITMENT FEE AND RENT—PERIODIC DUE ON THE DELIVERY DATE
Lessee will, at its option, either pay to Lessor the Commitment Fee on or prior to the Delivery Date or deliver a Letter of Credit to Lessor on or prior to the Delivery Date.
Lessor acknowledges that any netting off of the Rent—Periodic due on the Delivery Date and/or the Commitment Fee Amount from the Purchase Price in accordance with Section 3.2 (Payment) of the Purchase Agreement shall satisfy the Lessee’s obligation to pay such amounts to Lessor under this Aircraft Lease Agreement, and, upon payment of the Net Amount Payable (as defined in the Purchase Agreement) by Lessor in its capacity as Purchaser under the Purchase Agreement, Lessee shall, to the extent such amounts are so netted off from the Purchase Price, for all purposes be deemed to have paid the Rent—Periodic due on the Delivery Date and the Commitment Fee to Lessor in accordance with this Aircraft Lease Agreement.
3.    OPERATIONAL MATTERS
3.1    Delivery Documentation
Delivery Documentation includes the documents listed in Annex 2 to Schedule 1.
3.2    Identification Plates, Etc.
On the later of (x) the first occasion when the Aircraft is removed from service for performance of maintenance following the Delivery Date or (y) 60 days from the Delivery Date, Lessee will affix, and thereafter will at all times maintain in respect of the Airframe and each Engine a fireproof and legible

LATAM MSN [_____]    -4-

identification plate of a reasonable size, in the location specified below, that contains the following legends or (provided Lessor bears the cost of any replacement) any other legend requested from time to time by Lessor in writing:

(1)
In the case of the Airframe, in the upper sill of the left-hand forward entry door, adjacent to Airframe Manufacturer’s plate, “THIS AIRCRAFT IS OWNED BY WELLS FARGO BANK NORTHWEST, N.A., AS OWNER TRUSTEE, AND IS HELD UNDER LEASE BY LATAM AIRLINES GROUP S.A.”

(2)
In the case of each Engine, in a clearly visible place in close proximity to the manufacturer’s plate, “THIS ENGINE IS OWNED BY WELLS FARGO BANK NORTHWEST, N.A., AS OWNER TRUSTEE, AND IS HELD UNDER LEASE BY LATAM AIRLINES GROUP S.A.”

Such name plates will be replaced, if requested by Lessor, on the later of (x) the next occasion when the Aircraft is removed from service for performance of maintenance following such request or (y) 60 days after such request, to reflect the name and role of any successor to or permitted assignee or permitted transferee of the Owner and/or the Security Trustee. Any replacement of nameplates requested by Lessor shall be at Lessor's cost.
3.3    Maintenance Amounts
On the last day of the Lease Term, the sum of the following amounts will be determined:

(1)	With respect to the Airframe, an amount equal to the Maintenance Amount—Airframe multiplied by the number of months between February 15, 2014 and the end of the Lease Term.

(2)
With respect to each of the Engines, an amount equal to (a) the relevant Maintenance Amount—Engine Overhaul multiplied by the number of Engine Flight Hours of utilization of such engine at the end of the Lease Term since the last Engine Basic Shop Visit for such Engine (or if none has been performed, since new) minus (b) the relevant Maintenance Amount—Engine Overhaul multiplied by the number of Engine Flight Hours of utilization of such engine as of February 15, 2014 since new.

(3)
With respect to each Life-Limited Part installed in each of the Engines an amount equal to (a) the then current price for such Life-Limited Part listed in the Engine Manufacturer’s parts catalogue multiplied by (b) the quotient of (i) the number of Engine Flight Cycles since new on such Life-Limited Part at the end of the Lease Term minus the number of Engine Flight Cycles since new on such Life-Limited Part as of February 15, 2014 divided by (ii) the approved cycle life of such Life-Limited Part.

(4)
With respect to each Landing Gear, an amount equal to the Maintenance Amount—Landing Gear allocable to such Landing Gear multiplied by the result of (a) the number of months at the end of the Lease Term since the performance of the last Landing Gear Overhaul for such Landing Gear (or if none has been performed, since new) minus (b) the number of months as of February 15, 2014 since the performance of the last Landing Gear Overhaul for such Landing Gear (or if none has been performed, since new). For purposes of this Section 3.3, the Maintenance Amount—Landing Gear will be allocated 20% to the nose Landing Gear and 40% to each main Landing Gear.

(5)
With respect to the APU, an amount equal to the Maintenance Amount—APU multiplied by the result of (a) the number of APU Hours of utilization at the end of the Lease Term since the last removal and performance of an APU Basic Shop Visit for such APU (or if none has been

LATAM MSN [_____]    -5-

performed, since new) minus (b) the number of APU Hours of utilization as of February 15, 2014 since the last removal and performance of an APU Basic Shop Visit for such APU (or if none has been performed, since new).
If the sum of the above amounts is a positive number, then Lessee will pay such sum to Lessor on the last day of the Lease Term. If the sum of the above amounts is a negative number, then Lessor will pay such sum (expressed as a positive number) to Lessee on the last day of the Lease Term.
Partial months will be prorated.
4.    CONDITIONS PRECEDENT
The obligation of Lessor to deliver and lease the Aircraft to Lessee under this Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessor (acting reasonably), on or prior to the Delivery Date (or, if another date is specified therein, on or prior to such date) of the conditions precedent in Schedule 4. The obligation of Lessee to lease the Aircraft from Lessor under this Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessee (acting reasonably), on or prior to the Delivery Date (or, if another date is specified therein, on or prior to such date) of the conditions precedent in Schedule 5.
5.    AMENDMENTS TO ALST
Solely for purposes of this Aircraft Lease Agreement:
5.1    Lessee’s Representations and Warranties
Section 5.2(2) and (3) of the ALST are hereby deemed to be deleted in their entirety and replaced with the following:

(2)
Lessee holds (or will on the Delivery Date hold) all Authorizations necessary to (a) permit its execution and delivery of each Operative Document to which it is a party and the performance of its obligations thereunder and (b) permit it to sublease the Aircraft to the Initial Sublessee in compliance with all Laws applicable to Lessee, and the Initial Sublessee holds (or will on the Delivery Date hold) all Authorizations necessary to (x) permit it to engage in commercial air service as presently conducted and (y) permit it to operate the Aircraft in compliance with all Laws applicable to the Initial Sublessee.

(3)
The Initial Sublessee is in compliance with all Laws applicable to the Initial Sublessee in respect of aircraft maintenance, training and operation, and neither the execution and delivery of any Operative Document by Lessee, nor the performance by Lessee of its obligations thereunder, contravenes any of the provisions of its constitutional documents or any Law applicable to Lessee or any of its assets or conflicts with or results in a default under any document which is binding on Lessee or any of its assets.

5.2    Subleasing; State of Registration

(1)
Notwithstanding the provisions of Section 8 of the ALST, Lessee may sublease the Aircraft to the Initial Sublessee pursuant to the Initial Sublease for a period not extending beyond the end of the Lease Term (and, without prejudice to Section 2.1 of the ALST and Schedule 4 hereto, the conditions set out in Section 8.1.1(2) of the ALST shall not apply in respect of the sublease of the Aircraft to Initial Sublessee pursuant to the Initial Sublease). Lessor and Lessee agree that Lessee has entered into, or will (on or shortly after the date hereof) enter into, the Initial

LATAM MSN [_____]    -6-

Sublease with Initial Sublessee and Lessor acknowledges that as the operator of the Aircraft, Initial Sublessee will be responsible for providing some of the conditions precedent set out in Schedule 4, which shall be deemed to also be included as conditions precedent under the Initial Sublease. Lessor agrees that performance by any Permitted Sublessee of any of Lessee’s obligations under this Aircraft Lease Agreement shall, pro tanto, constitute performance by Lessee of such obligations. If the Initial Sublease is terminated for any reason and a replacement sublease is not entered into in accordance with the provisions of Section 8 of the ALST with the result that Lessee becomes the operator of the Aircraft and/or there is a change in the State of Registration of the Aircraft, Lessee undertakes to provide to Lessor documents (and evidence of filings or Authorizations, as applicable) with respect to the Lessee Jurisdiction and/or such other State of Registration equivalent to those documents (and evidence of filings or Authorizations, as applicable) set out in Schedule 4 (and, to the extent applicable, Schedule 6) which had previously been provided by Initial Sublessee and/or which related to the State of Registration being Brazil, and/or such similar documents (and evidence of filings or Authorizations, as applicable) as may be reasonably requested by Lessor in connection with such change of operator and/or State of Registration.

(2)
Without prejudice to Lessee’s obligations under clause (1) above, for the purposes of Sections 8.1.1(2)(i) and (l) of the ALST, the State of Registration may be changed to the Lessee Jurisdiction without Lessor’s consent.

5.3    Indemnities
For the purposes of this Aircraft Lease Agreement:

(1)	The words “(whether or not the transactions contemplated in the Operative Documents are consummated)” in Section 9.1 of the ALST shall not apply and shall be deemed to have been deleted.

(2)	The words “purchase by Lessor, transfer of title to Lessor,” shall be deemed to have been inserted immediately prior to the word “acceptance” in Section 9.1(2)(a) of the ALST.

(3)	Lessee acknowledges, for the purposes of Section 9.2(7) of the ALST, that an Affiliate of Lessee owned, operated and maintained the Aircraft prior to the Delivery Date.
5.4    Events of Default
For the purposes of this Aircraft Lease Agreement, Section 12.2(2) of the ALST shall not apply and shall be deemed to have been deleted.
5.5    Operative Documents
In addition to the Operative Documents listed in the ALST, for the purposes of this Aircraft Lease Agreement, the Initial Subordination Agreement shall be an Operative Document.
6.    MISCELLANEOUS
6.1    War Risk Indemnity
At any time when the Aircraft is registered in Brazil, the requirements with respect to war and allied perils insurance specified in Section 11.1.3 of the ALST shall be satisfied so long as the Aircraft is covered by the insurance or indemnity program for comparable risks and perils provided by the Government of

LATAM MSN [_____]    -7-

Brazil.
6.2    IDERA
Within 15 Business Days following request from Lessor after the relevant authority in the State of Registration agrees to record IDERAs, Lessee shall provide evidence to Lessor that the IDERA from the Initial Sublessee has been recorded by such authority as contemplated by Article XIII(2) of the Cape Town Aircraft Protocol.

LATAM MSN [_____]    -8-

IN WITNESS whereof this Aircraft Lease Agreement has been duly executed as a deed and delivered the day and year first above written.

Executed as a deed by Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee acting by:

being a person who in accordance
with the law of the United States is acting under the authority of the company in the presence of:
	) ) ) ) ) ) )	_______________________

Signature:
Name:
Title:

Executed as a deed by LATAM Airlines Group S.A. acting by: being a person/persons who in accordance with the law of Chile is/are acting under the authority of the company in the presence of:	) ) ) ) ) )	_______________________

Signature:
Name:
Title:

LATAM MSN [_____]    -9-

SCHEDULE 1
PART I
DELIVERY CONDITIONS
1.    CONDITION OF AIRFRAME AND ENGINES
“As is, where is.”
2.    WARRANTIES
With effect from the Delivery Date and for the period of the Lease Term, Lessor will make available to Lessee without recourse and without representations or warranties of any kind, and authorize Lessee to exercise, such rights as Lessor may have under any warranty with respect to the Aircraft, any Engine or any Part made by any manufacturer, vendor, storage company, sub-contractor or supplier, to the extent that the same may be made available to Lessee and subject to any terms and conditions set forth in the relevant agreement with the relevant manufacturer, vendor, storage company, subcontractor or supplier including any necessary consents.
3.    DISCLAIMER
Lessee confirms that it has read and agrees with the DISCLAIMER set forth in Section 3 of Part II of this Schedule 1.

LATAM MSN [_____]    -10-

PART II
DELIVERY PROCEDURES
1.    NO RIGHT TO REFUSE DELIVERY
Lessee acknowledges that Owner has agreed to purchase the Aircraft pursuant to the Purchase Agreement for the sole purpose of leasing the Aircraft to Lessee pursuant to the Aircraft Lease Agreement. Accordingly, Lessee will not be entitled for any reason whatsoever to refuse to accept delivery of the Aircraft under the Aircraft Lease Agreement once the Aircraft has been acquired by Owner and, without limiting the effect of Section 3 of this Part II of Schedule 1, neither Owner nor Lessor will be liable for any loss or expense, or any loss of use or profit, resulting directly or indirectly from any defect or alleged defect in the Aircraft or failure or alleged failure of the Aircraft to comply with the requirements of the Purchase Agreement or the Aircraft Lease Agreement or arising from any delay in the delivery of or failure to deliver the Aircraft to Lessee under the Aircraft Lease Agreement. Immediately following acquisition of the Aircraft by Owner, the Aircraft shall be deemed to have been delivered to and accepted by Lessee in “as is, where is” condition and shall become subject to and governed by the Aircraft Lease Agreement and the Lease Term shall commence.
2.    CHANGES IN DELIVERY DATE
If on the Scheduled Delivery Date any of the conditions precedent specified in Schedules 4 or 5 to the Aircraft Lease Agreement has not been met or waived in accordance with such Schedules, then the delivery of the Aircraft under the Aircraft Lease Agreement will be delayed beyond the Scheduled Delivery Date and Lessee will accept delivery of the Aircraft on the first Business Day after the Scheduled Delivery Date on which all of such conditions precedent have been so satisfied or waived. Notwithstanding the foregoing, if delivery of the Aircraft under the Aircraft Lease Agreement is delayed beyond the Final Delivery Date, then either party hereto (so long as such party is not in default under the Aircraft Lease Agreement or the Purchase Agreement) may, by written notice to the other, terminate the Aircraft Lease Agreement and each other Operative Document, whereupon, except as otherwise provided herein or therein, (1) Lessor will return to Lessee any Letter of Credit, the Commitment Fee and any amounts of Rent—Periodic paid by Lessee prior to such termination and (2) neither Lessor nor Lessee will have any further obligation to the other under the Aircraft Lease Agreement or any other Operative Document.
3.    DISCLAIMER
EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH WILL BE EVIDENCED BY DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE, THE AIRCRAFT WILL BE LEASED UNDER THE AIRCRAFT LEASE AGREEMENT “AS-IS, WHERE-IS, WITH ALL FAULTS” AND LESSEE AGREES, ACKNOWLEDGES AND ACCEPTS THAT NEITHER LESSOR NOR ANY OTHER GENERAL INDEMNITEE MAKES ANY COVENANT, WARRANTY OR REPRESENTATION WHATSOEVER CONCERNING THE CONDITION OF THE AIRCRAFT. EFFECTIVE UPON ACCEPTANCE OF THE AIRCRAFT BY LESSEE, WHICH WILL BE EVIDENCED BY DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE, LESSEE, FOR THE BENEFIT OF LESSOR AND EACH OTHER GENERAL INDEMNITEE, HEREBY WAIVES, RELEASES AND RENOUNCES ALL COVENANTS, WARRANTIES, REPRESENTATIONS AND OTHER INDEMNITIES, GUARANTEES, OBLIGATIONS AND LIABILITIES OF LESSOR OR ANY OTHER GENERAL INDEMNITEE AND ANY RIGHTS, CLAIMS AND REMEDIES OF LESSEE, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, IN EACH CASE, WITH RESPECT TO THE CONDITION OF THE AIRCRAFT, ANY ENGINE, ANY PART OR ANY AIRCRAFT

LATAM MSN [_____]    -11-

DOCUMENTATION, INCLUDING:

(1)	ANY WARRANTY AS TO THE AIRWORTHINESS, VALUE, CONDITION, DESCRIPTION, DESIGN OR OPERATION THEREOF, OR THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, OR THE ABSENCE OF ANY DEFECT THEREIN;

(2)	ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR A PARTICULAR PURPOSE;

(3)	ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE;

(4)	ANY OBLIGATION OR LIABILITY WITH RESPECT TO ANY ACTUAL OR ALLEGED PATENT OR OTHER INTELLECTUAL PROPERTY INFRINGEMENT;

(5)
ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT IN STRICT OR ABSOLUTE LIABILITY OR ARISING FROM THE NEGLIGENCE OF ANY GENERAL INDEMNITEE, ACTUAL OR IMPUTED, ACTIVE OR PASSIVE;

(6)	ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OR DAMAGE TO THE AIRCRAFT, ANY ENGINE, ANY PART, ANY AIRCRAFT DOCUMENTATION OR ANY OTHER THING, AND

(7)	FOR ANY LOSS OF USE, REVENUE OR PROFIT OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.
DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE WILL BE CONCLUSIVE PROOF AS BETWEEN LESSOR AND LESSEE THAT LESSEE HAS EXAMINED AND INVESTIGATED THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION, THAT THE AIRCRAFT AND THE AIRCRAFT DOCUMENTATION ARE SATISFACTORY TO LESSEE AND HAVE MET THE REQUIREMENTS OF THE OPERATIVE DOCUMENTS, AND THAT LESSEE HAS IRREVOCABLY AND UNCONDITIONALLY ACCEPTED THE AIRCRAFT FOR LEASE UNDER THE AIRCRAFT LEASE AGREEMENT WITHOUT ANY RESERVATIONS WHATSOEVER. WITHOUT LIMITING THE FOREGOING, THE DELIVERY CONDITION WILL HAVE NO FORCE OR EFFECT AFTER DELIVERY BY LESSEE TO LESSOR OF THE ACCEPTANCE CERTIFICATE AND SUCH PROVISIONS DO NOT CONSTITUTE A COVENANT, WARRANTY OR GUARANTEE BY LESSOR WITH RESPECT TO THE CONDITION OF THE AIRCRAFT OR OTHERWISE AFTER DELIVERY.
LESSEE HEREBY CONFIRMS THAT IT HAS BEEN ADVISED OF AND FULLY UNDERSTANDS THE LEGAL IMPORT AND IMPLICATIONS OF THIS SECTION 3 AND THAT THE PROVISIONS OF THIS SECTION 3 ARE APPROPRIATE IN A TRANSACTION OF THIS KIND.
FOR THE AVOIDANCE OF DOUBT, THE FOREGOING WILL NOT AFFECT OR DIMINISH IN ANY WAY LESSEE’S RIGHTS AGAINST AIRFRAME MANUFACTURER, ENGINE MANUFACTURER OR THE MANUFACTURER OF ANY PART.
4.    POST DELIVERY
As soon as they are available, but in any event within the time periods specified below, Lessee will provide the following to Lessor:

LATAM MSN [_____]    -12-

(1)
Within 15 Business Days after the Delivery Date, evidence that the Initial Sublease and the Subordination Agreement have been registered at a Registry of Titles and Documents in such city where the Initial Sublessee has its corporate domicile (sede social).

(2)
Within 30 days after the Delivery Date, warranty agreements with respect to the Airframe and Engines among Lessor, Lessee (and/or Sublessee) and the Airframe Manufacturer and Engine Manufacturer, respectively, in form and substance reasonably satisfactory to Lessor.

(3)
Within 60 days after the Delivery Date, copies of (i) the permanent certificate of registration for the Aircraft showing Owner as owner and the Initial Sublessee as operator and (ii) the permanent standard certificate of airworthiness for the Aircraft issued by the Aviation Authority.

(4)
Within 60 days after the Delivery Date, a certificate issued by the RAB confirming the registration of the Owner Consent, the Initial Sublease, the Subordination Agreement, the Mortgage Release and, provided it has been registered by or on behalf of Lessor, the Bill of Sale.

LATAM MSN [_____]    -13-

ANNEX 1 TO
SCHEDULE 1
SUMMARY SPECIFICATION

AIRCRAFT IDENTIFICATION
Manufacturer:	Boeing
Model:	777-32WER
Serial Number:	[_____]

PRINCIPAL OPERATING WEIGHTS
Maximum Taxi Weight:	347,451 kg
Maximum Take-Off Weight:	346,544 kg
Maximum Landing Weight:	251,290 kg
Zero Fuel Weight:	237,682 kg

FUEL DATA
Fuel Capacity:	181,283 L

ENGINES
Manufacturer	General Electric Company
Model:	GE90-115B

INSTALLED APU
Manufacturer:	Honeywell
Model:	GTCP 331-350

CONFIGURATION
Seating Configuration:	4F / 45J / 50W / 264Y*

* Lessor acknowledges that Lessee intends to reconfigure the Aircraft to 56J / 323Y configuration after the Delivery Date.

LATAM MSN [_____]    -14-

ANNEX 2 TO
SCHEDULE 1
DELIVERY DOCUMENTATION

(a)	Manuals

□	Airplane Flight Manual

□	Operating Manual

□	Quick Reference Handbook

□	Weight and Balance Manual

□	Manufacturer’s Detailed Specification

□	Aircraft Maintenance Manual

□	Aircraft Wiring Manual

□	Engine Data Submittal

□	APU Log Book (with manufacturer delivery documents)

□	Illustrated Parts Catalogue

□	Structural Repair Manual

□	Nacelle Structural Repair Manual

□	Engine Maintenance Manual

□	Illustrated Parts catalogue (power-plant)

□	Master Minimum Equipment List

□	Maintenance Planning Document

□	Component Maintenance Manuals (Vendor and Manufacturer) – when available

□	Non Destructive Testing Manual (if applicable and available)

□	Aircraft Schematics Manual

□	Aircraft Wiring Lists

□	Aircraft Wiring Manual

□	Electrical Load Analysis (if applicable and available)

□	Electrical Standards Practices Manual (if applicable and available)

□	Maintenance Planning Task Cards

□	Dispatch Deviation Procedures Guide (if applicable and available)

□	PRR Listing & Comparison Listing (if applicable and available)

□	Flight Planning & Performance Manual (if applicable and available)

(b)    Miscellaneous

□
The documents included in the Boeing delivery documents package provided with a new aircraft (including the SRL, engine data submittals, APU log book and APU Manufacturer’s delivery package) to the extent provided at Delivery.

□	Airworthiness Directive Compliance Status at Time of Manufacture Manufacturer’s Service Bulletin Compliance for the Aircraft, Engines, APU and Appliances to the extent provided at Delivery.

□	Service Bulletin compliance report for the Aircraft, Engines, APU and Aircraft Appliances.

□	Structural Repair File with a detailed structural map showing exact location of all external repairs and damages indicating their status in accordance with the Manufacturer’s Structural Repair Manual.

□	Inventory of installed serialised Hard Time components with airworthiness approval installation tags, EASA Form One, FAA Form 8130-3 or equivalent.

□	Stamped Inventory of all installed serialised components controlled by the Airline.

□	List and status of Airframe life-limited Parts (if any) with full back to birth traceability support documentation.

□	List and status of Landing Gear life-limited Parts for each Landing Gear with full back to birth traceability support documentation.

LATAM MSN [_____]    -15-

□	List and status of Engine(s) life-limited Parts with full back to birth traceability support documentation.

□	List and status of APU life-limited Parts with full back to birth traceability support documentation.

□	Loose Equipment Inventory

□	Burn Certificates Documentation

(c)    Certificates

□	Certificate of Airworthiness (current)

□	Current Aircraft Registration Certificate

□	Current Export Certificate of Airworthiness from State of Registration

□	Original Export Certificate of Airworthiness from State of Manufacture

□	Radio License (current)

□	Noise Certificate (current)

□	All Supplemental Type Certificates (STC) applied to the Aircraft (copies)

(d)    Aircraft maintenance records

□	All Aircraft Flight and Maintenance Log Sheets.

□	All Airframe inspection, maintenance, modification and repair documents with maintenance and/or inspection signatures (as required) and description of work done.

□	All maintenance planning document task cards performed during the term of the Lease.

□
All Airworthiness Directive, Service Bulletin and Modification compliance documents including engineering orders, drawings, shop cards, etc., as necessary to establish method of compliance, quality control acceptance, and approval authority.

□
All Corrosion Prevention and Control Programme compliance documents and inspection findings as applicable including records of accomplishment or compliance provided (the original signed /certified “dirty finger print” workcards).

□
All Documentation for Operator Modifications such as engineering orders, drawings, FAA Form 8110-3, Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

□
All Supporting Documentation for Repairs, Alterations, Operator Modifications such as engineering orders, drawings, FAA Form 8110-3, Supplemental Type Certificates, Master Change Notice, FAA type certificate conformity approval from manufacturer or approved design organisation etc., as necessary to define work done, certification basis, and approval authority.

□	Aircraft weight and balance records (including weight change ledger, most recent weighing report and individual flight control weight and balance data performed post paint).

□	Demonstration Flight Reports

(e)    Aircraft history records

□	Lessee System Reliability reports and equivalent.

□	Accident and Incident Reports (if none, then a signed “no Incident /Accident” statement from operator’s Quality Control Manager).

□	Aircraft Log Book(s) and Aviation Authority Operation and Modification Log Book(s) (as applicable).

(f)    Engine Records (for each Engine)

□	Each status summary signed and dated on the final page by the Lessee’s Quality Manager (or its designated representatives) and all content pages initialed.

□	Certified statement as to the following:

o	time and Cycles since new

o	time and Cycles since overhaul on each Engine module

o	Flight Hours and Cycles in Lessee’s operation

LATAM MSN [_____]    -16-

o	Engine Master Record (record of installation and removal and accumulated Flight Hours and Cycles for each Engine and each module installed at the Redelivery Date)

□	List of Operator Modifications Incorporated, if any, including supporting documentation with Manufacturer approval.

□	List of all Major Repairs and Alterations, including supporting documentation, if any.

□	Check/Inspection Status

□	Accessory Status sheet

□	Last overhaul/repair tags (or copies) for each of the accessory rotables, as applicable

□	All, Repair, overhaul and inspection documents such as EASA Form 1, FAA Form 8130-3 or equivalent, for each shop visit.

□	List of current Line Replaceable Units (LRU)/QEC Items missing from each Engine (if applicable for a spare Engine redelivery or off-wing Engine).

□	Engine Condition Monitoring Report for the three (3) months prior to redelivery

□	Reason for last Engine removal, engine change paperwork and date of Engine removal

□	Redelivery certified Engine borescope (videotaped or in CD)

□	Most recent fuel, oil sampling, magnetic chip detector and vibration survey results, as applicable

□	Most recent on-wing ground performance run specifying Engine OATL (outside air temperature limit) at rated thrust

□	Last certified Test Cell Run specifying Engine OATL

□	Manufacturer delivery documents (Data Submittal or Inventory item listing) to the extent provided at Delivery.

□	Statement of Engine Oil used

□	Any incidents during operation since last performance restoration shop visit with action taken i.e. IFSD/FOD/oil loss etc.

(g)    APU Records

□	Certified statement as to following:

o	Flight Hours and Cycles since new

o	Flight Hours and Cycles since overhaul

o	Flight Hours and Cycles since hot section inspection (HSI)

o	Lessee’s method for APU time accrual, i.e. 1:1 with aircraft Flight Hours and Cycles

o	APU Master Record (record of installation and removal and accumulated Flight Hours and Cycles)

□	List of Operator Modifications Incorporated, if any including supporting documentation with Manufacturer approval.

□	Certified Accessory Status Sheet with time since overhaul or repair for each rotable item installed

□	Last overhaul or repair tags (or copies) for each of the accessory rotable

□	Certified and Updated APU Log Book from new (with manufacturer delivery documents)

□	Repair, overhaul and inspection documents (covering all shop visits).

□	Documents demonstrating installation and full traceability back to birth (to new) for each life-limited Part.

□	List of Line Replaceable Units (LRU)/QEC Rotable items missing from APU (if any for any spare APU redelivery)

□	Reason for last APU removal, removal paperwork and date of APU removal

□	Most recent certified APU borescope report (videotape or CD)

□	Most recent APU on-wing health check datasheets

□	Last certified test cell run

(h)    Miscellaneous technical documents

□	Approved Maintenance Program including a cross-reference to Manufacturer’s Maintenance Planning Document

LATAM MSN [_____]    -17-

□	Reference material necessary for interpretation of status summaries, i.e. Operator part numbers Cross Reference to Manufacturer’s part numbers

□	Interior configuration drawings as follows.

o	L.O.P.A.

o	Emergency Equipment Locations

o	Galley Drawings (CMM drawings)

□	Aircraft Readiness Log to the extent provided at Delivery (or parts configuration Status document)

□	Loose Equipment Inventory

□	All soft furnishings, seat, cushion and fabric cover Material Burn Test documents for FAR 25.853

□	Flight Data Recorder - Print / Copy of Last Read-Out with all exceedences (if any) identified and parameter accuracy confirmed.

LATAM MSN [_____]    -18-

SCHEDULE 2
RETURN CONDITIONS
1.    CONDITION OF AIRFRAME AND ENGINES
On the last day of the Lease Term, the Aircraft will conform to the configuration of the Aircraft, and with all equipment installed as, on the Delivery Date (as described in Schedule 1 to the Aircraft Lease Agreement), except as changed (or replaced) in a manner either required or permitted pursuant to any Operative Document or otherwise agreed between Lessor and Lessee, each acting reasonably, (including, if required, having the modifications described in Section 1.3.4 of Schedule 2 to the ALST reversed by Lessee) and will:
1.1    General Requirements

(1)
Have been operated, maintained and repaired in accordance with the Aircraft Lease Agreement, have all the same capabilities as on the Delivery Date and have no deferred maintenance items under Lessee’s Maintenance Program.

(2)
Have all of the Aircraft equipment, components and systems functioning in accordance with their intended use and specifications, within applicable limits and showing no signs of incipient fault, in each case irrespective of deviations or variations authorized by the Minimum Equipment List (MEL) or Configuration Deviation List (CDL).

(3)	Be free of all Liens other than Lessor Liens and not have installed thereon any equipment, components and/or parts which are leased or loaned or otherwise owned by Lessee or a third party.

(4)	Be substantially free of corrosion, and in good condition, normal wear and tear excepted.

(5)
In the event that Lessee complies with the requirements of Lessee’s Maintenance Program or the Aviation Authority by means of sampling within its fleet, Lessee shall, prior to Return, perform all required work to eliminate such sampling with respect to the Aircraft.

1.2    Condition Permitting Commercial Operation
Be in FAA Condition.
1.3    Airworthiness, Deregistration and Export Matters
(1) Have been deregistered immediately prior to Return from all relevant aircraft registries and notice of deregistration by the Aviation Authority will have been sent to an aviation authority designated by Lessor (subject to Lessor, Owner and any relevant Financing Party co-operating with such process and providing any necessary consents and/or notices), (2) have, and be in compliance with, a valid export certificate of airworthiness (or its equivalent) to a country to be designated by Lessor not later than 45 days prior to Return, or otherwise to the United States, and (3) have and be in compliance with all necessary export certificates, and other documents and requirements allowing for immediate export of the Aircraft from the State of Registration, the Return Location jurisdiction and the Lessee Jurisdiction. In addition, upon request by Lessor, Lessee will promptly cooperate in discharging any International Interest in respect of the Aircraft or any Operative Document in the International Registry.
1.4    Final Airframe Check

LATAM MSN [_____]    -19-

1.4.1    Required Check
With respect to the Airframe, (1) have undergone immediately prior to Return the completion of its next due C check in block format in accordance with the MPD (which checks shall incorporate all lower-level checks, structural inspections and any special repair items or special inspections as well as inspections that have a frequency less than the then current MPD C check interval) and (2) have no task for the Airframe due under the MPD for the then current MPD C check interval (or, as applicable, the equivalent number of Airframe Flight Cycles or Airframe Flight Hours, these being agreed to be 2,000 Airframe Flight Cycles and 10,000 Airframe Flight Hours for 24 months). If during the Lease Term the Aircraft is maintained under a phased maintenance program, Lessee shall, at Lessee’s cost and expense, perform all checks, inspections, maintenance, etc., necessary to return the Aircraft to a block maintenance program based upon the MPD and otherwise acceptable to Lessor (acting reasonably).
1.4.2    Related Work
Have, as a part of such final C check, completed a refurbishment and cleaning of the flight deck and cabin as follows:

(1)
deep cleaning of the flight deck inclusive of replacement of any damaged, stained or excessively worn seat coverings; replacement of any damaged or excessively worn seat cushions; replacement of any damaged, excessively worn or frayed seat belts, inclusive of any seat belt missing a TSO tag; replacement of any damaged, discolored, or excessively worn interior panel of the flight deck, and

(2)
deep cleaning of the main cabin interior inclusive of the seats, sidewalls, overhead bins, stowage monuments, galleys, lavatories, door liners and the replacement of any floor coverings (entryway, galley & lavatory moon mat, and cabin carpeting) that are damaged, stained or excessively worn; replacement of any damaged, discolored, or excessively worn interior panel of the main cabin; replacement of any branded, damaged, stained or excessively worn cabin seat coverings; replacement of any damaged or excessively worn seat cushions; replacement of any damaged, worn or frayed seat belt, inclusive of any seat belt missing a TSO tag; and all seat plastics, video screens, entertainment controllers, bulkheads, partitions, lavatory and galley laminates free of repairs, cracking, discoloration, and damage. All placards shall be in English only, if requested by Lessor not later than 90 days prior to Return.

Refurbishment and cleaning under clauses (1) and (2) above will be acceptable if performed in accordance with the relevant maintenance manuals and acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check. For purposes of this Section 1.4.2, “excessively worn” shall mean not acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check.
1.5    ADs, Service Bulletins, Etc.
1.5.1    Modifications
Have had accomplished all modification and repair ADs issued by the Compliance Authority where the compliance date for any action under such AD falls during the Lease Term or within 12 months, 5,000 Airframe Flight Hours and 1,100 Airframe Flight Cycles after the Return.
1.5.2    Inspections
Have no required inspection ADs issued by the Compliance Authority due prior to either (a) 12 months,

LATAM MSN [_____]    -20-

5,000 Airframe Flight Hours and 1,100 Airframe Flight Cycles after the Return or (b) a full inspection period, whichever is less.
1.5.3    No Waivers
In the case of both Sections 1.5.1 and 1.5.2 of this Schedule 2, in the event that Lessee has obtained a waiver or deviation from the Aviation Authority, Airframe Manufacturer or otherwise from having to comply with any such Required Actions, Lessee shall, irrespective of such waiver or deviation, comply with all such Required Actions as provided in the this Section 1.5 prior to the Return.
1.6    Engine Condition
Have neither Engine on watch for any reason whatsoever, and (1) each Engine shall have at least 8,000 Engine Flight Hours remaining until its next anticipated Engine Basic Shop Visit (as determined by (a) borescope inspections, (b) engine health trend monitoring analysis, (c) ground runs, (d) technical log analysis, (e) previous shop visit assessment (if applicable) and (f) magnetic chip detector inspection) and (2) the Engine operational and performance parameters shall be sufficiently within then current AMM published limits and the condition of the Engine shall otherwise be such to permit full take-off power to the Airframe Manufacturer’s specification (as determined by, inter alia, an examination of the last six months of trend monitoring). If Lessor and Lessee are unable to agree whether any of the foregoing conditions have been met, Lessor and Lessee shall consult a qualified Engine Manufacturer engineer and agree to be bound by the determination of such engineer (the cost of such engineer to be shared equally by Lessor and Lessee). Lessee shall correct any discrepancies outside of the then current AMM limits.
1.6.1    Engine Borescope
For each Engine, a complete (100% of all stages) hot (including combustion chamber) and cold section video borescope inspection for such Engine shall have been performed, at Lessor’s cost, after the return demonstration flight and Lessee shall correct any discrepancies outside of the then current AMM limits.
1.6.2    Full-Rated Performance
Each Engine shall be capable of certificated, full-rated performance adjusted to the ISA ambient outside air temperature for full-rated take-off thrust at sea level, without exceeding the maximum limits for all parameters (temperature, fuel flow, rotor speed, etc.) as per the AMM without limitations throughout the operating envelope as defined in the airplane flight manual; performance compliance will be demonstrated: (1) by on-wing static inspection and testing of the Engines (including power assurance run) in accordance with the engine maintenance manual and (2) by review of historical maintenance records, including trend monitoring and EGT/test cell data (in the event an Engine is just out of test cell). Lessee shall correct any discrepancies outside of the then current published-approved AMM limits.
1.6.3    Thrust Reverser
Each thrust reverser will have had an on-wing inspection and operational check as per the AMM. Lessee shall correct any discrepancies outside of AMM limits.
1.7    APU Condition
With respect to the APU, have no less than 3,000 APU Hours remaining until its next APU Basic Shop Visit, and the APU shall have had a complete (100% of all accessible stages) video borescope inspection performed at Lessor’s cost. Lessee shall correct any discrepancies outside of then current AMM published limits found during such inspection. In addition, the APU shall meet all air outputs and temperature

LATAM MSN [_____]    -21-

limitations under load in accordance with the MPD, and any defects discovered in such inspection, which exceed the then current published-approved AMM limits, shall be corrected at Lessee’s expense.
1.8    Landing Gear Condition
With respect to each Landing Gear, have not less than 36 months until its next Landing Gear Overhaul.
1.9    Life Limited Parts and Hard Time Components

(1)
With respect to each Airframe Life-Limited Part and Hard Time Component, have not less than 18 months, 7,500 Airframe Flight Hours and 1,600 Airframe Flight Cycles remaining to its next scheduled test, inspection or removal in accordance with the MPD, but (1) if an Airframe Life-Limited Part or Hard Time Component has a limit that is less than 18 months, 7,500 Airframe Flight Hours and 1,600 Airframe Flight Cycles, then such Airframe Life-Limited Part or Hard Time Component shall have full life remaining and (2) “on-condition” and “condition-monitored” components shall be serviceable.

Each Airframe Life-Limited Part, Hard Time Component and “on-condition” and “condition-monitored” component shall have the same or more recent part or dash number, and same or better modification status and utility (provided that “utility” shall be determined without regard to Airframe Flight Hours or Airframe Flight Cycles flown), as the corresponding part or component installed on the Aircraft on the Delivery Date. Each Airframe Life-Limited Part shall be supported by Back-to-Birth Traceability and appropriate certification documentation in the form of FAA Form 8130. Each Hard Time Component shall be supported by appropriate certification documentation in the form of FAA Form 8130 evidencing maintenance history back to the last major shop visit or new installation for such component. Each “on-condition” and “condition-monitored” component replaced within the three years prior to Return will have appropriate FAA certification. The installed Airframe Life-Limited Parts and Hard Time Components as a group will have an average of total Airframe Flight Hours and Airframe Flight Cycles of not more than 110% of that of the Airframe.

(2)
No Engine Life-Limited Part shall have less than 1,800 Engine Flight Cycles remaining until the next scheduled removal or replacement, and each Engine Life-Limited Part will be supported by Back-to-Birth Traceability and appropriate certification documentation in the form of FAA Form 8130.

1.10    Tires and Brakes
Have no less than 50% tread life remaining on the tires on average with no single tire having less than 30% tread life remaining and have remaining not less than 50% service wear life remaining on the brakes on average with no single brake having less than 30% service wear life remaining.
1.11    Paint
Immediately after the performance of the Final Maintenance and prior to the Return, the Aircraft fuselage shall have been stripped (or, at Lessor’s option, scuffed) and painted, and the wings, nacelles and empennage shall have been scuffed and painted, white/gray as applicable or, at Lessor’s option, in a livery to be designated by Lessor provided that Lessor provides Lessee with necessary templates, decals, paints and drawings at least 90 days prior to the Return, and after such painting Lessee shall balance the rudder in accordance with Airframe Manufacturer procedures. Immediately after such stripping, the exterior of the Aircraft shall be inspected and any corrosion, structural damage, or other defects shall be corrected in accordance with the Airframe Manufacturer Structural Repair Manual and as recommended

LATAM MSN [_____]    -22-

by Airframe Manufacturer.
1.12    Structural Repairs
All structural repairs will be permanent and accomplished in accordance with the Airframe Manufacturer Structural Repair Manual or FAA 8100-9. There shall be no repairs with a pending damage tolerance analysis, except for repairs performed during the Final Maintenance. All repairs shall be fully documented and transferable to the next operator or owner of the Aircraft. A repair shall be considered permanent even if it has a future inspection requirement but only so long as the interval for such inspection is no less than that of an airframe structural check and no alternative repair exists that would give a longer inspection interval.
1.13    ETOPS/Special Capabilities
In the event the Aircraft is delivered in a configuration capable of ETOPS operation or other special operational capability (e.g. high altitude capabilities, cold weather operation, RNP performance), then the Aircraft and Engines shall be in compliance with the then current Airframe Manufacturer’s configuration and maintenance procedures document for ETOPS operation to the same time limit as was available at delivery, and shall remain configured and capable for any additional special operational capabilities of which the Aircraft was capable at delivery.
1.14    Service Bulletin Kits
Have all free of charge service bulletins for which kits have been received by Lessee for the Aircraft, as of the commencement of the Final Inspection, provided to Lessor prior to Return (with all other such kits received by Lessee after such time to be shipped by commercial carrier to a location specified by Lessor) and, at Lessor’s option, with all other service bulletin kits ordered by Lessee specifically for the Aircraft being provided to Lessor, subject to Lessor reimbursing to Lessee its cost for such kits.
1.15    Fuel and Oil
With each fuel tank half full and the oil tank full.
1.16    General

(1)
The Aircraft shall (a) be clean, (b) have no excessive, multiple or overlaid external repairs, (c) have no loose, missing or pulled fasteners, and (d) be free of scribes, scratches, buckles and damage exceeding manufacturer tolerances.

(2)
The Aircraft shall be free of fuel, oil and hydraulic leaks exceeding AMM limits; the fuel, hydraulic and oil systems of the Aircraft, including the Engines and the fuel tanks, shall have been tested and free of any contaminants and corrosion exceeding AMM limits and Lessee shall provide to Lessor the results of laboratory tests of all such systems.

(3)	All decals and required notices shall be installed and shall be clean, secure and legible.

(4)	All doors shall be free moving, correctly rigged and be fitted with serviceable seals, and free of any air noise or leaks exceeding AMM limits.

(5)	All panels and other surfaces shall be secure, properly sealed and free of excessive cracks, stains and other disfigurement. Normal wear and tear is acceptable.

LATAM MSN [_____]    -23-

(6)	Windows shall be free of delamination, blemishes, and crazing, and shall be properly sealed and free of any air leaks, in each case exceeding AMM limits.

(7)	All control surfaces, unpainted cowlings and fairings shall be waxed and polished in accordance with approved procedures.

(8)
All seats (including installed IFE hardware) shall be serviceable and in a condition acceptable for commercial passenger operation by an international carrier for an aircraft coming out of a heavy maintenance check. Normal wear and tear is acceptable.

(9)	The IFE system shall be functioning in accordance with the manufacturer’s operating instructions for its intended use throughout the cabin.

(10)
All emergency equipment having a calendar life shall have a minimum remaining life of one C check interval (determined as above) or one hundred percent (100%) of its total approved life, whichever is less.

(11)	All galley areas shall be free from contamination, serviceable and in good working condition. Normal wear and tear is acceptable.

(12)	In the cargo compartments, all panels will be in good condition, and the loading system and cargo restraining nets will be serviceable and in good condition. Normal wear and tear is acceptable.

(13)	Landing gear and doors shall be free of leaks outside AMM limits and properly rigged within AMM limits.

(14)	Wheel wells shall be free of leaks exceeding AMM limits.

(15)	All loose equipment delivered shall be installed and in good condition.

(16)	The cabin shall be in a 56J / 323Y configuration or as otherwise agreed.
2.    AIRCRAFT DOCUMENTATION
At Return, Lessee will deliver to Lessor at the Return Location the Aircraft Documentation. All Aircraft Documentation provided to Lessor at time of Return will be listed and included as an attachment to the Return Acceptance Certificate. Lessee will ensure that all Aircraft Documentation provided to Lessor will be in good condition, readable and capable of being reproduced using standard reproduction processes and otherwise will be in compliance with the requirements of the Operative Documents and the Compliance Authority. All Aircraft Documentation will be in printed form (except only those documents which Lessee has received only in non-printed form) and in the English language (other than pilot reports and maintenance logbook entries, provided that the preceding 24 months of such entries will be translated to English). In addition, Lessee will provide Lessor with a complete copy of Lessee’s Maintenance Program.
3.    WARRANTIES
At Return Lessee will (if not already so assigned) assign to Lessor any remaining Airframe or Engine warranties with respect to the Aircraft pursuant to a written agreement in form and substance satisfactory to Lessor (acting reasonably), and Lessee will arrange for all such necessary manufacturer consents to such assignment or novation.

LATAM MSN [_____]    -24-

SCHEDULE 3

NOTICE AND ACCOUNT INFORMATION
LESSOR ADDRESS:
Wells Fargo Bank Northwest, N.A.
260 North Charles Lindbergh Drive
MAC: U1240-026
Salt Lake City, UT 84116, USA
Attn:    Corporate Trust Lease Group
Fax:    +1 (801) 246-7142

with a copy to:

Aircastle Advisor LLC
300 First Stamford Place, 5th Floor
Stamford, CT 06902, USA
Attn:     Lease Management
Fax:     +1 (917) 591-9106
Email:    leasemanagement@aircastle.com
LESSOR ACCOUNT:

Bank:            JP Morgan Chase Bank, New York
ABA No.:         021000021
Bank Swift BIC:        CHASUS33
Account Number:     304642207
Account Name:        Aircastle Investment Holding #2 Limited
Reference:         LATAM MSN [_____]
LESSEE ADDRESS:

LATAM Airlines Group S.A.
Edificio Huidobro
Av. Presidente Riesco 5711, 20th Floor
Santiago, Chile
Attn:     Rafael Lourenco Lorenzoni – Leasing Contracts and Negotiations VP
Fax:     +56 2 2565 3905
LESSEE ACCOUNT:
To be advised to Lessor prior to the date any payments to Lessee become due.

LATAM MSN [_____]    -25-

SCHEDULE 4
LESSOR’S CONDITIONS PRECEDENT
The obligation of Lessor to deliver and lease the Aircraft to Lessee under the Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessor (acting reasonably) on or prior to the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:
1.    AGREEMENTS AND DOCUMENTS
The following documents, agreements, instruments or certificates will have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessor, Owner, Servicer or any Financing Party), will each be satisfactory in form and substance to Lessor (acting reasonably) and will be in full force and effect (unless expressly provided otherwise) and, where appropriate, will have been duly notarized and legalized (and, where required, translated into the relevant language by a certified translator) and executed counterparts thereof will have been delivered to Lessor:
1.1    Lease and Sublease
The Aircraft Lease Agreement and the Initial Sublease.
1.2    Acceptance Certificate
The Acceptance Certificate.
1.3    Subordination Agreement
The Initial Subordination Agreement.
1.4    Insurance Documents

(1)
A certificate or certificates of insurance and reinsurance, substantially in the form contained in Exhibit B to the Aircraft Lease Shared Terms and which otherwise complies with the requirements of Section 11 of the Aircraft Lease Shared Terms.

(2)	A broker’s letter of undertaking, substantially in the form contained in Exhibit C to the Aircraft Lease Shared Terms.
1.5    Legal Opinion—State of Registration
At no cost to Lessee, a legal opinion of Lessor’s independent legal counsel in the initial State of Registration including, to the extent applicable, the applicability of the Cape Town Agreements, the enforceability of the provisions of the Cape Town Agreements (including, if applicable in the State of Registration, the application of Article XI, Alternative A, of the Cape Town Aircraft Protocol) in the State of Registration, and the due constitution, registration and priority of the international interests of Lessor.
1.6    Legal Opinion—Lessee
A legal opinion of Lessee’s in-house counsel.
1.7    Secretary’s or Officer’s Certificate

LATAM MSN [_____]    -26-

A secretary’s or officer’s certificate from Lessee addressing, inter alia, Lessee’s power and authority to enter into the Operative Documents to which it is a party and perform its obligations thereunder, and attaching, inter alia, a copy of Lessee’s constitutional documents and the corporate approvals required by Lessee for the transactions contemplated by the Operative Documents.
1.8    Power of Attorney
An irrevocable power of attorney from the Initial Sublessee authorizing Lessor or such other person as Lessor may from time to time specify to, in connection with the exercise of Lessor’s remedies under Section 13 of the Aircraft Lease Shared Terms, do anything or act to give any consent or approval that may be required to obtain deregistration of the Aircraft and to export the Aircraft from the State of Registration upon termination of the leasing of the Aircraft under the Aircraft Lease Agreement and to otherwise exercise the remedies of Lessor under Section 13 of the Aircraft Lease Shared Terms, to be in the form of Exhibit A to the Aircraft Lease Agreement.
1.9    Lessee’s Maintenance Program
At least 15 days prior to the Scheduled Delivery Date, a copy of the Initial Subessee’s Maintenance Program.
1.10    Process Agents
Confirmation from the process agents appointed by Lessee pursuant to Section 17.3 of the Aircraft Lease Shared Terms and Section 7.3 of the Purchase Agreement, and by the Initial Sublessee pursuant to the Initial Subordination Agreement.
1.11    Import
Evidence that any import documentation and all customs formalities relating to the import of the Aircraft into the State of Registration have been obtained or complied with, and that such import of the Aircraft is exempt from Taxes and/or that such Taxes have been paid.
1.12    Eurocontrol Letter
A letter from the Initial Sublessee to the Director Central Route Charges Office of Eurocontrol in which the Initial Sublessee authorizes the addressee to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by the Initial Sublessee to the addressees in respect of all aircraft (including the Aircraft) operated by the Initial Sublessee, such letter to be substantially in the form of Exhibit F to the Aircraft Lease Shared Terms.
1.13    Air Authority Letter
A letter from the Initial Sublessee to the Aviation Authority in which the Initial Sublessee authorizes the addressee to issue to Lessor, upon Lessor’s request from time to time, a statement of account of all sums due by the Initial Sublessee to the addressees in respect of all aircraft (including the Aircraft) operated by the Initial Sublessee, such letter to be substantially in the form of Exhibit B to the Aircraft Lease Agreement.

1.14	Cape Town Compliance
An irrevocable de-registration and export request authorization (“IDERA”), signed by the Initial Sublessee, in favor of Lessor in the form annexed to the Cape Town Aircraft Protocol or such other form

LATAM MSN [_____]    -27-

as may be required by the Aviation Authority or the RAB.
2.    PURCHASE OF AIRCRAFT
The Purchase Agreement will have been executed by all parties thereto and title to the Aircraft will have transferred to Owner
3.    FIRST RENT PAYMENT MADE
Lessee will have paid the first installment of Rent—Periodic when due pursuant to the Aircraft Lease Agreement or such amount shall have been netted off from the Purchase Price in accordance with Section 3.2 of the Purchase Agreement.
4.    COMMITMENT FEE PAID
Lessee will have paid all installments of the Commitment Fee due on or before the Delivery Date pursuant to the Aircraft Lease Agreement or such amount shall have been netted off from the Purchase Price in accordance with Section 3.2 of the Purchase Agreement, or Lessee will have provided a Letter of Credit pursuant to Section 4.2 of the Aircraft Lease Shared Terms.
5.    FILINGS, ETC.
Subject to Section 4 of Part II of Schedule 1 to the Aircraft Lease Agreement and Schedule 6 to the Aircraft Lease Agreement, Lessor will have received evidence that on the Delivery Date all filings, registrations, recordings and other actions where possible have been or will be taken which are necessary or advisable to ensure the validity, effectiveness and enforceability of the Operative Documents and to protect and perfect the rights and interest of Owner, Lessor and the Financing Parties in the Aircraft and the Operative Documents (or arrangements reasonably satisfactory to Lessor will have been made for effecting the same).
6.    AUTHORIZATIONS
Lessor will have received the following:

(1)	A copy of the Initial Sublessee's current air transport license and operating certificate.

(2)	Copies of the current certificates of registration and airworthiness for the Aircraft.

(3)	Evidence of filing of each of the Owner Consent, the Initial Sublease and the Subordination Agreement, duly executed and including its sworn translation into Portuguese, with the RAB.
7.    NO DEFAULT; NO EVENT OF LOSS; REPRESENTATIONS AND WARRANTIES
No Default, Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, will have occurred, and the representations and warranties of Lessee under the Operative Documents are correct and would be correct if repeated on the Delivery Date.
The conditions precedent specified in this Schedule 4 are for the sole benefit of Lessor and may be waived or deferred in whole or in part and with or without condition by Lessor. If any of such conditions is not satisfied or waived in writing by Lessor on and as of the Delivery Date and Lessor, in its sole discretion, nonetheless proceeds with the delivery of the Aircraft to Lessee under the Aircraft Lease Agreement, Lessee covenants and agrees to

LATAM MSN [_____]    -28-

satisfy, or cause the satisfaction of, such outstanding conditions within 30 days after the Delivery Date, or such later date as may be agreed in writing by Lessor and Lessee.

LATAM MSN [_____]    -29-

SCHEDULE 5
LESSEE’S CONDITIONS PRECEDENT
The obligation of Lessee to lease the Aircraft from Lessor under the Aircraft Lease Agreement is subject to the fulfillment to the satisfaction of Lessee, and Lessor will procure such fulfillment (other than the absence of an Event of Loss or incipient Event of Loss as provided in Section 3 of this Schedule 5), to the satisfaction of Lessee, on the Delivery Date (or, if another date is specified below, on or prior to such date) of the following conditions precedent:
1.    AGREEMENTS AND DOCUMENTS
The following documents, agreements, instruments or certificates will have been duly authorized, executed and delivered by the respective party or parties thereto (other than Lessee), will each be satisfactory in form and substance to Lessee and will be in full force and effect (unless expressly provided otherwise) and in the English language, and executed counterparts will have been delivered to Lessee:
1.1    Lease Agreement
The Aircraft Lease Agreement.
1.2    Acceptance Certificate
The Acceptance Certificate.
1.3    Lessor Guarantee
The Lessor Guarantee.
1.4    Secretary’s or Officer’s Certificates
A secretary’s or officer’s certificate from each of Lessor and Lessor Guarantor addressing, inter alia, such party’s power and authority to enter into the Operative Documents to which it is a party and perform its obligations thereunder, and attaching, inter alia, a copy of such party’s constitutional documents and the corporate approvals required for the transactions contemplated by the Operative Documents.
1.5    Legal Opinion—Lessor
A legal opinion of Lessor’s independent legal counsel in the Lessor Jurisdiction.
1.6    Legal Opinion—Guarantor
A legal opinion of Lessor Guarantor’s independent legal counsel in Bermuda.
1.7    Process Agents
Confirmation from the process agent appointed by Lessor pursuant to Section 17.4 of the Aircraft Lease Shared Terms and Section 7.4 of the Purchase Agreement, and by Lessor Guarantor pursuant to Section 4.3 of the Lessor Guarantee.
2.    LESSOR’S REPRESENTATION AND WARRANTIES

LATAM MSN [_____]    -30-

Lessor’s representations and warranties contained in Section 5.1 of the Aircraft Lease Shared Terms will be true and correct on the Delivery Date.
3.    NO DEFAULT OR EVENT OF LOSS
Lessor will not be in default of any of its obligations under the Operative Documents and no Event of Loss, or event, condition or circumstance that would with the giving of notice or passage of time become or give rise to an Event of Loss, will have occurred.
4.    PURCHASE
The Purchase Agreement will have been executed by all parties thereto and title to the Aircraft will have transferred to Owner.

LATAM MSN [_____]    -31-

SCHEDULE 6
CAPE TOWN CONVENTION
1.    DEFINITIONS
In this Schedule 6 the following expressions have the respective meanings given to them in Article 1 of the Cape Town Convention and Article I of the Cape Town Aircraft Protocol:

aircraft engines
aircraft object
airframe
assignment
associated rights
creditor
international interest
leasing agreement
prospective international interest
registry authority
State of registry
2.    AGREEMENTS
If, as of the date of this Aircraft Lease Agreement the Cape Town Agreements are in force and have been ratified in or acceded to by the State of Registration and/or the Lessee Jurisdiction, then Lessor and Lessee agree that (subject to Section 5 (Brazil) of this Schedule 6):

(1)
It is the understanding and intention of the parties, and a fundamental part of the transactions set out in the Aircraft Lease Agreement, that Lessor’s interest as lessor under the Aircraft Lease Agreement comprise an international interest and that the Cape Town Agreements will apply to the Aircraft Lease Agreement and, accordingly, Lessee will not assert the inapplicability of the Cape Town Agreements or the provisions thereof (including, if applicable in the State of Registration, the application of Article XI, Alternative A, of the Cape Town Aircraft Protocol) under any circumstances;

(2)	The aircraft register of the State of Registration is the State of registry for the purposes of the Cape Town Agreements;

(3)	The Airframe is an airframe and, accordingly, an aircraft object and the Engines are aircraft engines and, accordingly, aircraft objects;

(4)
At Lessor’s option, the international interests of Lessor in the Airframe will, as soon as reasonably practicable following delivery of the Aircraft under the Aircraft Lease Agreement, be registered under the Cape Town Agreements and each such registration may be amended or extended prior to its expiry by either Lessor or Lessee, with the consent in writing of the other, such consent not to be unreasonably withheld or delayed; provided that neither Lessee nor any Permitted Sublessee shall have any obligation to effect any such applicable registrations, merely to consent to the registration of any international interests to the extent the same are registrable with the International Registry;

LATAM MSN [_____]    -32-

(5)
The events which are referred to in Section 12 of the Aircraft Lease Shared Terms as Events of Default are events that constitute a default or otherwise give rise to the rights and remedies specified in Articles 8 to 10 and 13 of the Cape Town Convention and Articles IX and X of the Cape Town Aircraft Protocol;

(6)	Each of Lessor and Owner will, to the extent applicable, have the remedies referred to in Articles 13(1) of the Cape Town Convention and Articles IX(1) and X(3) of the Cape Town Aircraft Protocol;

(7)	Each of Lessor and Owner has power to dispose of the Airframe for the purpose of Article 7(b) of the Cape Town Convention;

(8)
Lessor may assign the associated rights, which associated rights consist of all rights to payment or other performance by Lessee under the Aircraft Lease Agreement. Any such assignment will transfer to the relevant assignee the related international interests of Lessor; and

(9)
Lessee will (or will procure that the Initial Sublessee will), as soon as reasonably practicable following delivery of the Aircraft under the Aircraft Lease Agreement, execute and deliver to the Aviation Authority an irrevocable de-registration and export request authorization in favor of Lessor substantially in the form annexed to the Cape Town Aircraft Protocol.

3.    REPLACEMENT ENGINE
If either of the Engines is replaced by a Replacement Engine in accordance with Section 10 of the Aircraft Lease Shared Terms, Lessor, Owner and Lessee will, at Lessee’s expense and on or prior to title to the Replacement Engine being vested in Owner, take such steps as will be available to them under the terms of the Cape Town Agreements and as are necessary or desirable in Lessor’s reasonable opinion for the purposes of protecting, establishing, perfecting Lessor’s, Owner’s and each Financing Party’s rights and interests in the Replacement Engine to same extent as for the engine which has been replaced.
4.    TERMINATION
Upon the termination by Lessor of the leasing of the Aircraft pursuant to the terms of the Aircraft Lease Agreement, Lessee covenants to promptly cooperate in discharging any international interest in respect thereof for which the Lessee is listed as debtor in the International Registry.
5.    BRAZIL

Lessor and Lessee acknowledge that the RAB is, as at the date of the Aircraft Lease Agreement (x) not recording irrevocable de-registration and export request authorizations and (y) not providing authorization codes for the registration of International Interests.

Notwithstanding any provision of any Operative Document to the contrary, Lessor agrees that, to the extent that any provision of the Operative Documents requires (x) any irrevocable de-registration and export request authorization to be recorded by the RAB, or (y) any registration in connection with the Cape Town Agreements which would require an authorization code from the RAB, Lessee shall only be required to procure such recordation or registration 15 Business Days following request from Lessor after the date on which such recordation is capable of being effected through the RAB or such authorization codes are capable of being obtained from the RAB, as applicable. Until such time as such authorization codes are capable of being obtained from the RAB, the provisions of Section 2(4) above shall not apply.
6.    RETROSPECTIVE APPLICATION

LATAM MSN [_____]    -33-

Notwithstanding any provision to the contrary contained in any Operative Document, Lessee shall not be required to amend, re-execute or reconstitute the Aircraft Lease Agreement or any other Operative Document (or enter into any additional documents or take any other action) principally for the purpose of creating International Interests in circumstances where the Cape Town Agreements are not in force in either the State of Registration or the Lessee Jurisdiction on the date of the Aircraft Lease Agreement or in any other circumstances.

LATAM MSN [_____]    -34-

EXHIBIT A
FORM OF DEREGISTRATION POWER OF ATTORNEY

By this Power of Attorney, TAM Linhas Aéreas S.A., a company duly organised and validly existing and registered under the laws of the Federative Republic of Brazil, having its principal offices in the City of São Paulo, State of São Paulo, at Avenida Jurandir, 856, 2o andar, Lote 4, CEP 04072‑000, registered with the General Taxpayers Registry ("CNPJ") under no 02.012.862/0001‑60 (the "Grantor"), herein represented by its directors, Messrs. _________________ and _________________, absolutely, unconditionally, irrevocably and irreversibly appoints Wells Fargo Bank Northwest, National Association, not in its individual capacity but solely as owner trustee, with its principal place of business at 260 North Charles Lindbergh Drive, Salt Lake City, UT 84116, USA (the “Head Lessor”) under the Aircraft Lease Agreement dated [__________], 20[__], executed between Wells Fargo Bank Northwest, National Association, as owner trustee, and LATAM Airlines Group S.A. (as amended from time to time, the “Head Lease”), as Grantor’s Attorney-in-fact (the "Attorney"), being expressly authorized and empowered to do any and all of the following in its own name, which appointment is coupled with an interest:

To represent the Grantor, in its own name, in any and all jurisdictions including without limitation, the Federative Republic of Brazil, before all ministries, agencies, offices, subdivisions and departments thereof, including, without limitation, the Ministry of Defense, the National Agency of Civil Aviation ("ANAC"), the Brazilian Aeronautical Registry (the "RAB"), the Empresa Brasileira de Infra‑Estrutura Aeroportuaria ("INFRAERO"), the Foreign Trade Secretariat ("SECEX"), Registries of Titles and Documents (“RTDs”), the Brazilian Tax and Customs authorities (the “SRF”) and the Central Bank of Brazil, in all sections, divisions, subdivisions thereof, for the purpose of:

(i)
deregistering, on behalf of the Grantor the registration of the Boeing B777-32W ER model aircraft bearing manufacturer's serial number [_____] and Brazilian Registration Mark PT-MU[*] (the "Aircraft");

(ii)
signing any corresponding petitions, consents, approvals or any other documents and paying all costs related thereto and to take any other measures necessary or desirable to cancel the registration of the Aircraft with RAB and any lease to which the Aircraft is then subject, and receiving any documents issued by any ministry mentioned above confirming such deregistration;

(iii)	taking any other action necessary or desirable for the repossession and exportation of the Aircraft overseas;
provided always that the powers to deregister and export the Aircraft conferred herein shall not be exercised in respect of the Aircraft unless an Event of Default (as defined in the Head Lease) has occurred and is continuing; and

(a)
Generally to do all such acts and execute all such documents, whether by hand or under seal, and deliver any documents under seal or otherwise as may be necessary or desirable to give effect to the terms of this Power of Attorney.

(b)	At its discretion, to delegate to any person all of the foregoing powers and authorities upon terms as said Attorney shall think proper.

(c)
The Grantor hereby undertakes from time to time and at all times to indemnify the Attorney against all costs and claims, expenses and liabilities howsoever incurred by the Attorney in connection herewith. Any action the Attorney may in their discretion take pursuant to this Power of Attorney, shall be as good, valid and effectual for all purposes as if the same had been done by Grantor itself.

(d)	This Power of Attorney shall be governed by the laws of Brazil and shall be absolutely and

LATAM MSN [_____]    -35-

unconditionally irrevocable and irreversible as established by Article 684 of the Brazilian Civil Code.

IN WITNESS WHEREOF, this Power of Attorney has been executed by the Grantor in this City of São Paulo, SP, Brazil, on the [__] day of [__________], 20[__].

TAM LINHAS AÉREAS S.A.

By: ________________________________________
Name:
Title:

By: _________________________________________
Name:
Title:

LATAM MSN [_____]    -36-

EXHIBIT B
FORM OF AIR AUTHORITY LETTER

[TO BE PRINTED ON TAM LINHAS AÉREAS S.A. HEADED PAPER]

AIR TRAFFIC CONTROL LETTER

À
Superintendência de Infra-Estrutura Aeroportuária – SIE
Gerência de Tarifas Aeroportuárias e Preços Específicos
Agência Nacional de Aviação Civil – ANAC
Rio de Janerio – RJ

Processo no _________
____ de [__________] de 20[__]
Prezados Senhores,

A TAM LINHAS AÉREAS S.A. (“Arrendatária”), celebrou com LATAM AIRLINES GROUP S.A. (“Arrendadora”), um Contrato de Arrendamento (“Contrato de Arrendamento”) em [___] de [__________] de 20[__], tendo por objeto 1 (uma) aeronave Boeing B777-32W ER, número de série, [_____], prefixo PT-MU[*] (“Aeronave”). O proprietário fiduciário da Aeronave é Wells Fargo Bank Northwest, National Association, as owner trustee ("Proprietário").

Nos termos da contratação efetuada, vimos solicitar a essa Agência de Aviação Civil, que mediante solicitação periódica de quaisquer da Arrendadora ou Proprietário, seja fornecido a ele um demonstrativo de todas as quantias e/ou tarifas aeroportuárias, eventualmente devidas pela TAM Linhas Aéreas S.A. com relação as suas aeronaves, notadamente aquela objeto do arrendamento acima mencionado.

Aproveitamos o ensejo para respeitar a V.Sas. nossos protestos de elevada estima e distinta consideração.

Atenciosamente,

TAM LINHAS AÉREAS S.A.
Name:
Title:

LATAM MSN [_____]    -37-

EXHIBIT C
FORM OF MONTHLY REPORT

LATAM MSN [_____]    -38-

EXHIBIT D
APPROVED PERMITTED AIR CARRIERS

[****]

LATAM MSN [_____]    -39-